UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 30, 2021

Twist Bioscience Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38720	46-2058888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

681 Gateway Boulevard

South San Francisco, CA 94080

(Address of principal executive offices, including ZIP code)

(800) 719-0671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TWST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 14, 2021, Twist Bioscience Corporation (“Twist”) completed its acquisition of iGenomx International Genomics Corporation (“iGenomx”), pursuant to the terms of a Merger Agreement, dated as of May 13, 2021 (the “Merger Agreement”), by and among Twist, Chase Acquisition Sub, Inc., Chase Acquisition Sub, LLC, iGenomx and Shareholder Representative Services LLC (“SSR”). Pursuant to a Registration Rights Agreement, dated as of June 14, 2021 (the “Registration Rights Agreement”), by and between Twist and SSR, Twist has the obligation to register the resale of certain shares of its common stock that were issued as consideration in the transaction (the “Stock Consideration”), pursuant to a prospectus supplement being filed with the Securities and Exchange Commission on the date hereof.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed hereto as Exhibit 4.1 and is incorporated herein by reference.

A copy of the legal opinion of Orrick, Herrington & Sutcliffe LLP as to the legality of the issuance of the Stock Consideration pursuant to the Merger Agreement is filed hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of June 14, 2021, by and among Twist Bioscience Corporation and Shareholder Representative Services LLC.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2021	Twist Bioscience Corporation

/s/ William E. Solis
William E. Solis
Senior Director, Corporate Counsel and Assistant Secretary